SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)           July 30, 2004
                                                  ------------------------------


                       SAVANNAH ELECTRIC AND POWER COMPANY
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             (Exact name of registrant as specified in its charter)


       Georgia                        1-5072                 58-0418070
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(State or other jurisdiction       (Commission             (IRS Employer
     of incorporation)             File Number)          Identification No.)


600 East Bay Street, Savannah, Georgia                     31401
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(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code  (912)    644-7171
                                                    ----------------------------


                                      N/A
         (Former name or former address, if changed since last report.)



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Item 5. Other Events and Regulation FD Disclosure.
        ------------------------------------------

     On July 30, 2004, Savannah Electric and Power Company filed for a fuel cost recovery rate increase. The increase will allow for the recovery of fuel costs based on an estimate of future fuel costs, as well as the collection of the existing under recovery of fuel expenses, over a two year period. The amount under recovered at June 30, 2004 was approximately $8.9 million. The Georgia Public Service Commission is expected to rule on this matter by late October 2004. The outcome of the filing cannot be determined at this time.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 30, 2004         SAVANNAH ELECTRIC AND POWER COMPANY



                             By /s/Wayne Boston
                                  Wayne Boston
                              Assistant Secretary